  As filed with the Securities and Exchange Commission on September 10, 2001

                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                SPX CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                                      38-1016240
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                            700 Terrace Point Drive
                         Muskegon, Michigan 49443-3301
                           Telephone: (231) 724-5000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

          SPX CORPORATION RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN
                           (Full title of the plan)

                            Christopher J. Kearney
                 Vice President, Secretary and General Counsel
                                SPX Corporation
                            700 Terrace Point Drive
                         Muskegon, Michigan 49443-3301
                           Telephone: (231) 724-5000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                            George C. McKann, Esq.
                           Gardner, Carton & Douglas
                      321 North Clark Street, Suite 2900
                            Chicago, Illinois 60610

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
           Title of Securities             Amount to be          Proposed Maximum          Proposed Maximum            Amount of
             to be Registered            Registered (1)(2)   Offering Price Per Share  Aggregate Offering Price    Registration Fee
             ----------------            -----------------   ------------------------  ------------------------    ----------------
Common Stock, par value $10 per                 (5)                    $(5)                  $120,000,000               $30,000
 share (3)(4)
-----------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. (S) 230.416.

(3) Includes associated rights ("Rights") to purchase Series A Junior Participating Preferred Stock of the Registrant that will not be exercisable or evidenced separately from the Common Stock of the Registrant prior to the occurrence of certain events.

(4)  Estimated in accordance with Rule 457(o).

(5) Pursuant to Rule 457(o), the maximum aggregate offering price of the Common Stock and Plan Interest offered hereunder will be $120,000,000. The number of shares and the offering price per share cannot be determined at this time.

                                SPX CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8

   INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS ON FORM S-8

         SPX Corporation ("Registrant" or the "Company") has earlier filed registration statements on Form S-8 (File Nos. 333-29843 and 333-70245) relating to the SPX Corporation Retirement Savings and Stock Ownership Plan (the "Earlier Registration Statements"). This Registration Statement registers additional shares and plan interests for offering pursuant to such plan. Subject to Item 3 of Part II of this Registration Statement and except as modified or superseded herein, the contents of the Earlier Registration Statements are incorporated herein by reference.


                                     PART II

Item 3.        Incorporation of Documents by Reference.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant or the SPX Corporation Retirement Savings and Stock Ownership Plan (the "Plan"):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001;

         3. The Registrant's Current Reports on Form 8-K dated March 12, 2001, April 12, 2001, April 13, 2001, May 8, 2001, and June 7,
               2001 (as amended on Form 8-K/A dated August 6, 2001);

         4. The description of Registrant's capital stock contained in the Company's Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions; and

         5. The Plan's Annual Report on Form 11-K for the year ended December 31, 1999.

         In addition, each document filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.        Description of Securities.

         Not applicable.

Item 5.        Interests of Named Experts and Counsel.

         Not applicable.

Item 6.        Indemnification of Directors and Officers.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) engaging in any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation requires that directors and officers be indemnified to the maximum extent permitted by Delaware law.

         The Registrant has a policy of directors' liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.        Exemption from Registration Claimed.

         Not Applicable.

Item 8.        Index to Exhibits.

         Exhibit Number      Description of Document
         --------------      -----------------------

               4.1 The Registrant's Restated Certificate of Incorporation, as amended, dated June 12, 1998, incorporated herein by reference from the Registrant's Quarterly Report 10-Q for the quarter ended June 30, 1998.

               4.2 The Registrant's Bylaws as amended through October 25, 1995, incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

               4.3 Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on June 26, 1996.

               4.4 Amendment No. 1 to Rights Agreement, effective October 22, 1997, between the Company and The Bank of New York, incorporated herein by reference from the Company's Registration Statement on Form 8-A/A filed on January 9, 1998.

              23.1*          Consent of Arthur Andersen LLP

              23.2*          Consent of KPMG LLP

              23.3*          Consent of Conn Geneva & Robinson

              24.1*          Powers of Attorney (included on signature page)


__________________________

*Filed herewith


               The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.


Item 9.        Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 10/th/ day of September, 2001.

                                     SPX CORPORATION

                                     By:    /s/  Christopher J. Kearney
                                          --------------------------------------
                                                    Christopher J. Kearney
                                                    Vice President, Secretary
                                                    and General Counsel

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Blystone, Christopher J. Kearney or Patrick J. O'Leary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 10/th/ day of September, 2001.

         /s/  John B. Blystone                                    /s/  Patrick J. O'Leary
-----------------------------------------------------      -----------------------------------------------------------
                     John B. Blystone                                            Patrick J. O'Leary
      Chairman, President and Chief Executive Officer            Vice President Finance, Treasurer and Chief Financial
                         Director                                                     Officer

         /s/  Ron Winowiecki                                      /s/  J. Kermit Campbell
-----------------------------------------------------      -----------------------------------------------------------
                      Ron Winowiecki                                              J. Kermit Campbell
    Corporate Controller and Chief Accounting Officer                                 Director

         /s/  Sarah R. Coffin                                     /s/  Frank A. Ehmann
-----------------------------------------------------      -----------------------------------------------------------
                      Sarah R. Coffin                                              Frank A. Ehmann
                         Director                                                     Director

         /s/  Emerson U. Fullwood                                 /s/  Charles E. Johnson II
-----------------------------------------------------      -----------------------------------------------------------
                    Emerson U. Fullwood                                         Charles E. Johnson II
                         Director                                                     Director

         /s/  David P. Williams
-----------------------------------------------------
                     David P. Williams
                         Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the SPX Administrative Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 10/th/ day of September, 2001.


                                SPX CORPORATION RETIREMENT SAVINGS
                                AND STOCK OWNERSHIP PLAN


                                By:  /s/  Christopher J. Kearney
                                     -------------------------------------------
                                                Christopher J. Kearney
                                                Vice President, Secretary,
                                                General Counsel and Member of
                                                the SPX Administrative Committee

                               Index to Exhibits


         Exhibit Number      Description of Document
         --------------      -----------------------

               4.1 The Registrant's Restated Certificate of Incorporation, as amended, dated June 12, 1998, incorporated herein by reference from the Registrant's Quarterly Report 10-Q for the quarter ended June 30, 1998.

               4.2 The Registrant's Bylaws as amended through October 25, 1995, incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

               4.3 Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on June 26, 1996.

               4.4 Amendment No. 1 to Rights Agreement, effective October 22, 1997, between the Company and The Bank of New York, incorporated herein by reference from the Company's Registration Statement on Form 8-A/A filed on January 9, 1998.

              23.1*          Consent of Arthur Andersen LLP

              23.2*          Consent of KPMG LLP

              23.3*          Consent of Conn Geneva & Robinson

              24.1*          Powers of Attorney (included on signature page)



_______________________

*Filed herewith